Exhibit 99.g(ii)

CUSTODIAN CONTRACT

BETWEEN

THE PARK AVENUE PORTFOLIO

AND

STATE STREET BANK AND TRUST COMPANY

i

	3.10.	Liability of Custodian	12

	3.11.	Reimbursement for Advances	12

	3.12.	Monitoring Responsibilities	12

	3.13.	Branches of U.S. Banks	13

	3.14.	Tax Law	13

4.	PAYMENTS FOR SALES OR REPURCHASES OR REDEMPTIONS OF SHARES OF THE FUND		13

5.	PROPER INSTRUCTIONS		14

6.	ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY		14

7.	EVIDENCE OF AUTHORITY		14

8.	DUTIES OF CUSTODIAN WITH RESPECT TO THE BOOKS OF ACCOUNT AND CALCULATION OF NET ASSET VALUE AND NET INCOME		15

9.	RECORDS		15

10.	OPINION OF FUND’S INDEPENDENT ACCOUNTANT		15

11.	REPORTS TO FUND BY INDEPENDENT PUBLIC ACCOUNTANTS		15

12.	COMPENSATION OF CUSTODIAN		16

13.	RESPONSIBILITY OF CUSTODIAN		16

14.	EFFECTIVE PERIOD, TERMINATION AND AMENDMENT		17

15.	SUCCESSOR CUSTODIAN		17

16.	INTERPRETIVE AND ADDITIONAL PROVISIONS		18

17.	ADDITIONAL FUNDS		18

18.	MASSACHUSETTS LAW TO APPLY		19

19.	SEVERABILITY		19

20.	LIMITATIONS OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS		19

21.	PRIOR CONTRACTS		19

ii

CUSTODIAN CONTRACT

This Contract between The Park Avenue Portfolio, a business trust organized and existing under the laws of The Commonwealth of Massachusetts, having its principal place of business at 201 Park Avenue South, New York, New York 10003, hereinafter called the “Fund,” and State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts 02110, hereinafter called the “Custodian.”

WITNESSETH:

WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, the Fund intends to initially offer shares in seven series, The Guardian Park Avenue Fund, The Guardian Baillie Gifford International Fund, The Guardian Investment Quality Bond Fund, The Guardian U.S. Government Fund, The Guardian Tax-Exempt Fund, The Guardian Cash Management Fund and The Guardian Asset Allocation Fund (such series together with all other series subsequently established by the Fund and made subject to this Contract in accordance with paragraph 17 being herein referred to as the “Portfolio(s)”);

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.                                      Employment of Custodian and Property to be Held by It

The Fund hereby employs the Custodian as the custodian of the assets of the Portfolios of the Fund, including securities which the Fund, on behalf of the applicable Portfolio desires to be held in places within the United States (“domestic securities”) and securities it desires to be held outside the United States (“foreign securities”) pursuant to the provisions of the Declaration of Trust.  The Fund on behalf of the Portfolio(s) agrees to deliver to the Custodian all securities and cash of the Portfolios, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Portfolio(s) from time to time, and the cash consideration received by it for such new or treasury shares of beneficial interest of the Fund representing interests in the Portfolios, (“Shares”) as may be issued or sold from time to time.  The Custodian shall not be responsible for any property of a Portfolio held or received by the Portfolio and not delivered to the Custodian.

Upon receipt of “Proper Instructions” (within the meaning of Article 5), the Custodian shall on behalf of the applicable Portfolio(s) from time to time employ one or more sub-custodians, located in the United States but only in accordance with an applicable vote by the Board of Trustees of the Fund on behalf of the applicable Portfolio(s), and provided that the Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian.

The Custodian may employ as sub-custodian for the Fund’s foreign securities on behalf of the applicable Portfolio(s) the foreign banking institutions and foreign securities depositories designated in Schedule A hereto but only in accordance with the provisions of Article 3.

2.                                      Duties of the Custodian with Respect to Property of the Fund Held By the Custodian in the United States

2.1.                              Holding Securities.  The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property, to be held by it in the United States including all domestic securities owned by such Portfolio, other than (a) securities which are maintained pursuant to Section 2.10 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as “Securities System” and (b) commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent (“Direct Paper”) which is deposited and/or maintained in the Direct Paper System of the Custodian pursuant to Section 2.11.

2.2.                              Delivery of Securities.  The Custodian shall release and deliver domestic securities owned by each Portfolio held by the Custodian or in a Securities System account of the Custodian or in the Custodian’s Direct Paper book entry system account (“Direct Paper System Account”) only upon receipt of Proper Instructions from the Fund on behalf of a Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

1)                                      Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

2)                                      Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

3)                                      In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.10 hereof;

4)                                      To the depository agent in connection with tender or other similar offers for portfolio securities of the Portfolio;

5)                                      To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

6)                                      To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.9 or into the name or nominee name of any sub-custodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

7)                                      Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with “street delivery” custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian’s own negligence or willful misconduct;

8)                                      For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

9)                                      In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

10)                                For delivery in connection with any loans of securities made by the Portfolio, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund on behalf of the Portfolio, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian’s account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral;

11)                                For delivery as security in connection with any borrowings by the Fund on behalf of the Portfolio requiring a pledge of assets by the Fund on behalf of the Portfolio, but only against receipt of amounts borrowed;

12)                                For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the “Exchange Act”) and a member of The National Association of Securities Dealers, Inc. (“NASD”), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio of the Fund;

13)                                For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Portfolio of the Fund;

14)                                Upon receipt of instructions from the transfer agent (“Transfer Agent”) for the Fund, for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Fund, related to the Portfolio (“Prospectus”), in satisfaction of requests by holders of Shares for repurchase or redemption; and

15)                                For any other proper corporate purpose, but only upon receipt of, in addition to Proper Instructions from the Fund on behalf of the applicable Portfolio, a certified copy of a resolution of the Board of Trustees or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, specifying the securities of the Portfolio to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

2.3.                              Registration of Securities.  Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of any nominee of the Fund on behalf of such Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to such Portfolio, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.9 or in the name or nominee name of any sub-custodian appointed pursuant to Article 1.  All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Contract shall be in “street name” or other good delivery form.  If, however, the Fund directs the Custodian to maintain securities of a Portfolio in “street name,” the Custodian shall utilize its best efforts only to timely collect income due the Portfolio on such securities and to notify the Fund, on behalf of the Portfolio, on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

2.4.                              Bank Accounts.  The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of a Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940.  Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board of Trustees of the Fund.  Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.5.                              Availability of Federal Funds.  Upon mutual agreement between the Fund on behalf of each applicable Portfolio and the Custodian, the Custodian shall, upon the receipt of Proper Instructions from the Fund on behalf of a Portfolio, make federal funds available to such Portfolio as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Shares of such Portfolio which are deposited into the Portfolio’s account.

2.6.                              Collection of Income.  Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Portfolio’s custodian account.  Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder.  Income due each Portfolio on securities loaned pursuant to the provisions of Section 2.2(10) shall be the responsibility of the Fund.  The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

2.7.                              Payment of Fund Monies.  Upon receipt of Proper Instructions from the Fund on behalf of each Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

1)                                      Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.10 hereof; (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in Section 2.11; (d) in the case of repurchase agreements entered into between the Fund on behalf of the Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian’s account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio or (e) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined in Article 5;

2)                                      In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;

3)                                      For the redemption or repurchase of Shares issued by the Portfolio as set forth in Article 4 hereof;

4)                                      For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

5)                                      For the payment of any dividends on Shares of the Portfolio declared pursuant to the governing documents of the Fund;

6)                                      For payment of the amount of dividends received in respect of securities sold short;

7)                                      For any other proper purpose, but Quiz upon receipt of, in addition to Proper Instructions from the Fund on behalf of the Portfolio, a certified copy of a resolution of the Board of Trustees or of the Executive Committee of the Fund signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

2.8.                              Liability for Payment in Advance of Receipt of Securities Purchased.  Except as specifically stated otherwise in this Contract, in any and every case where payment for purchase of domestic securities for the account of a Portfolio is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Fund on behalf of such Portfolio to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities.

2.9.                              Appointment of Agents.  The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

2.10.                        Deposit of Fund Assets in Securities Systems.  The Custodian may deposit and/or maintain domestic securities owned by each Portfolio in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as “Securities System” in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

1)                                      The Custodian may keep domestic securities of a Portfolio in a Securities System provided that such securities are represented in an account (“Account”) of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

2)                                      The records of the Custodian with respect to securities of a Portfolio which are maintained in a Securities System shall identify by book-entry those securities belonging to the Portfolio;

3)                                      The Custodian shall pay for domestic securities purchased for the account of a Portfolio upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Portfolio.  The Custodian shall transfer domestic securities sold for the account of a Portfolio upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Portfolio.  Copies of all advices from the Securities System of transfers of domestic securities for the account of a Portfolio shall identify the Portfolio, be maintained for the Portfolio by the Custodian and be provided to the Fund, on behalf of the Portfolio, upon request.  Upon request, the Custodian shall furnish the Fund, on behalf of a Portfolio, confirmation of each transfer to or from the account of the Portfolio in the form of a written advice or notice and shall furnish to the Fund on behalf of the Portfolio copies of daily transaction sheets reflecting each day’s transactions in the Securities System for the account of the Portfolio;

4)                                      The Custodian shall provide the Fund with any report regarding any Portfolio obtained by the Custodian on the Securities System’s accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

5)                                      The Custodian shall have received from the Fund on behalf of the Portfolio the initial or annual certificate, as the case may be, required by Article 14 hereof;

6)                                      Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Fund for the benefit of each Portfolio for any loss or damage to a Portfolio resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund or the applicable Portfolio has not been made whole for any such loss or damage.

2.11.                        Fund Assets Held in the Custodian’s Direct Paper System.  The Custodian may deposit and/or maintain securities owned by a Portfolio in the Direct Paper System of the Custodian subject to the following provisions:

1)                                      No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions from the Fund on behalf of the Portfolio;

2)                                      The Custodian may keep securities of the Portfolio in the Direct Paper System only if such securities are represented in an account (“Account”) of the Custodian in the Direct Paper System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

3)                                      The records of the Custodian with respect to securities of the Portfolio which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Portfolio;

4)                                      The Custodian shall pay for securities purchased for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Portfolio.  The Custodian shall transfer securities sold for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Portfolio;

5)                                      The Custodian shall furnish the Fund on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Fund on behalf of the Portfolio copies of daily transaction sheets reflecting each day’s transaction in the Direct Paper System for the account of the Portfolio;

6)                                      The Custodian shall provide the Fund on behalf of the Portfolio with any report on its system of internal accounting control as the Fund may reasonably request from time to time.

2.12.                        Segregated Account.  The Custodian shall upon receipt of Proper Instructions from the Fund on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.10 hereof, (i) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper Instructions from the Fund on behalf of the applicable Portfolio, a certified copy of a resolution of the Board of Trustees or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

2.13.                        Ownership Certificates for Tax Purposes.  The Custodian shall execute ownership and other certificates and affidavits for all federal, state and local tax purposes in connection with receipt of income or other payments with respect to domestic securities held by the Custodian for each Portfolio and in connection with transfers of such securities.

2.14.                        Proxies.  The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Portfolio such proxies, all proxy soliciting materials and all notices relating to such securities.

2.15.                        Communications Relating to Portfolio Securities.  Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Fund for each Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund on behalf of the applicable Portfolio and the maturity of futures contracts purchased or sold by such Portfolio) received by the Custodian from issuers of the securities being held for each such Portfolio. With respect to tender or exchange offers,  the Custodian shall transmit promptly to each Portfolio all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If a Portfolio desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Portfolio shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

3.                                      Duties of the Custodian with Respect to Property of the Fund Held Outside of the United States

3.1.                              Appointment of Foreign Sub-Custodians.  The Fund hereby authorizes and instructs the Custodian to employ as sub-custodians for the securities and other assets maintained outside the United States on behalf of the Portfolios designated on Schedule A hereto the foreign banking institutions and foreign securities depositories designated on Schedule A hereto (“foreign sub-custodians”).  Upon receipt of “Proper Instructions,” as defined in Section 5 of this Contract, together with a certified resolution of the Fund’s Board of Trustees, the Custodian and the Fund may agree to amend Schedule A hereto from time to time to designate additional foreign banking institutions and foreign securities depositories to act as sub-custodians.  Upon receipt of Proper Instructions, the Fund may instruct the Custodian to cease the employment of any one or more such sub-custodians for maintaining custody of the applicable Portfolio’s assets.

3.2.                              Assets to be Held.  The Custodian shall limit the securities and other assets maintained in the custody of the foreign sub-custodians to:  (a) “foreign securities,” as defined in paragraph (c)(1) of Rule 17f-5 under the Investment Company Act of 1940, and (b) cash and cash equivalents in such amounts as the Custodian or the Fund may determine to be reasonably necessary to effect the Portfolio’s foreign securities transactions.

3.3.                              Foreign Securities Depositories.  Except as may otherwise be agreed upon in writing by the Custodian and the Fund, assets of the Portfolios shall be maintained in foreign securities depositories only through arrangements implemented by the foreign banking institutions serving as sub-custodians pursuant to the terms hereof.  Where possible, such arrangements shall include entry into agreements containing the provisions set forth in Section 3.5 hereof.

3.4.                              Segregation of Securities.  The Custodian shall identify on its books as belonging to each applicable Portfolio of the Fund, the foreign securities of each such Portfolio held by each foreign sub-custodian.  Each agreement pursuant to which the Custodian employs a foreign banking institution shall require that such institution establish a custody account for the Custodian on behalf of the Fund for each applicable Portfolio of the Fund and physically segregate in each account, securities and other assets of each of the Portfolios, and, in the event that such institution deposits the securities of one or more of the Portfolios in a foreign securities depository, that it shall identify on its books as belonging to the Custodian, as agent for each applicable Portfolio, the securities so deposited.

3.5.                              Agreements with Foreign Banking Institutions.  Each agreement with a foreign banking institution shall be substantially in the form set forth in Exhibit 1 hereto and shall provide that:  (a) the assets of each Portfolio will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agents, except a claim of payment for their safe custody or administration; (b) beneficial ownership for the assets of each Portfolio will be freely transferable without the payment of money or value other than for custody or administration; (c) adequate records will be maintained identifying the assets as belonging to each applicable Portfolio; (d) officers of or auditors employed by, or other representatives of the Custodian, including to the extent permitted under applicable law the independent public accountants for the Fund, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Custodian; and (e) assets of the Portfolios held by the foreign sub-custodian will be subject only to the instructions of the Custodian or its agents.

3.6.                              Access of Independent Accountants of the Fund.  Upon request of the Fund, the Custodian will use its best efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Custodian.

3.7.                              Reports by Custodian.  The Custodian will supply to the Fund from time to time, as mutually agreed upon, statements in respect of the securities and other assets of each Portfolio held by foreign sub-custodians, including but not limited to an identification of entities having possession of each Portfolio’s securities and other assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a foreign banking institution for the Custodian on behalf of each applicable Portfolio indicating, as to securities acquired for a Portfolio, the identity of the entity having physical possession of such securities.

3.8.                              Transactions in Foreign Custody Account

(a)                                  Except as otherwise provided in paragraph (b) of this Section 3.8, the provision of Sections 2.2 and 2.7 of this Contract shall apply, mutatis mutandis to the foreign securities of the Fund held outside the United States by foreign sub-custodians.

(b)                                 Notwithstanding any provision of this Contract to the contrary, settlement and payment for securities received for the account of each applicable Portfolio and delivery of securities maintained for the account of each applicable Portfolio may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

(c)                                  Securities maintained in the custody of a foreign sub-custodian may be maintained in the name of such entity’s nominee to the same extent as set forth in Section 2.3 of this Contract, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such securities.

3.9.                              Liability of Foreign Sub-Custodians.  Each agreement pursuant to which the Custodian employs a foreign banking institution as a foreign sub-custodian shall require the institution to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Custodian, the Fund and the Fund’s applicable Portfolios from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution’s performance of such obligations.  At the election of the Fund, it and its applicable Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund and its applicable Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

3.10.                        Liability of Custodian.  The Custodian shall be liable for the acts or omissions of a foreign banking institution to the same extent as set forth with respect to sub-custodians generally in this Contract and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by paragraph 3.13 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism or any loss where the sub-custodian has otherwise exercised reasonable care. Notwithstanding the foregoing provisions of this paragraph 3.10, in delegating custody duties to State Street London Ltd., the Custodian shall not be relieved of any responsibility to the Fund for any loss due to such delegation, except such loss as may result from (a) political risk (including, but not limited to, exchange control restrictions, confiscation, expropriation, nationalization, insurrection, civil strife or armed hostilities) or (b) other losses (excluding a bankruptcy or insolvency of State Street London Ltd. not caused by political risk) due to Acts of God, nuclear incident or other losses under circumstances where the Custodian and State Street London Ltd. Have exercised reasonable care.

3.11.                        Reimbursement for Advances.  If the Fund requires the Custodian to advance cash or securities for any purpose for the benefit of a Portfolio including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee’s own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolios assets to the extent necessary to obtain reimbursement.

3.12.                        Monitoring Responsibilities.  The Custodian shall furnish annually to the Fund, during the month of June, information concerning the foreign sub-custodians employed by the Custodian.  Such information shall be similar in kind and scope to that furnished to the Fund in connection with the initial approval of this Contract.  In addition, the Custodian will promptly inform the Fund in the event that the Custodian learns of a material adverse change in the financial condition of a foreign sub-custodian or any material loss of the assets of the applicable Portfolios of the Fund or in the case of any foreign sub-custodian not the subject of an exemptive order from the Securities and Exchange Commission is notified by such foreign sub-custodian that there appears to be a substantial likelihood that its shareholders’ equity will decline below $200 million (U.S. dollars or the equivalent thereof) or that its shareholders’ equity has declined below $200 million (in each case computed in accordance with generally accepted U.S. accounting principles).

3.13.                        Branches of U.S. Banks.

(a)                                  Except as otherwise set forth in this Contract, the provisions hereof shall not apply where the custody of a Portfolio’s assets are maintained in a foreign branch of a banking institution which is a “bank” as defined by Section 2(a)(5) of the Investment Company Act of 1940 meeting the qualification set forth in Section 26(a) of said Act.  The appointment of any such branch as a sub-custodian shall be governed by paragraph 1 of this Contract.

(b)                                 Cash held for each Portfolio of the Fund in the United Kingdom shall be maintained in an interest bearing account established for the Fund with the Custodian’s London branch, which account shall be subject to the direction of the Custodian, State Street London Ltd. or both.

3.14.                        Tax Law.

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Custodian as custodian of the Fund by the tax law of the United States of America or any state or political subdivision thereof.  It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund or the Custodian as custodian of the Fund by the tax law of jurisdictions other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting.  The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of jurisdictions for which the Fund has provided such information.

4.                                      Payments for Sales or Repurchases or Redemptions of Shares of the Fund

The Custodian shall receive from the distributor for the Shares or from the Transfer Agent of the Fund and deposit into the account of the appropriate Portfolio such payments as are received for Shares of that Portfolio issued or sold from time to time by the Fund.  The Custodian will provide timely notification to the Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

From such funds as may be available for the purpose but subject to the limitations of the Declaration of Trust and any applicable votes of the Board of Trustees of the Fund pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares.  In connection with the redemption or repurchase of Shares of a Portfolio, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders.  In connection with the redemption or repurchase of Shares of the Fund, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

5.                                      Proper Instructions

Proper Instructions as used throughout this Contract means a writing signed or initialed by one or more person or persons as the Board of Trustees shall have from time to time authorized.  Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested.  Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved.  The Fund shall cause all oral instructions to be confirmed in writing.  Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Trustees of the Fund accompanied by a detailed description of procedures approved by the Board of Trustees, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board of Trustees and the Custodian are satisfied that such procedures afford adequate safeguards for each Portfolio’s assets.  For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.12.

6.                                      Actions Permitted without Express Authority

The Custodian may in its discretion, without express authority from the Fund on behalf of each applicable Portfolio:

1)                                      make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Fund on behalf of the Portfolio;

2)                                      surrender securities in temporary form for securities in definitive form;

3)                                      endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

4)                                      in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the Board of Trustees of the Fund.

7.                                      Evidence of Authority

The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund.  The Custodian may receive and accept a certified copy of a vote of the Board of Trustees of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the

Board of Trustees pursuant to the Declaration of Trust as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

8.                                      Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income

The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Trustees of the Fund to keep the books of account of each Portfolio and/or compute the net asset value per share of the outstanding shares of each Portfolio or, if directed in writing to do so by the Fund on behalf of the Portfolio, shall itself keep such books of account and/or compute such net asset value per Share.  If so directed, the Custodian shall also calculate daily the net income of any Portfolio as described in the Fund’s currently effective prospectus related to such Portfolio(s), and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components.  The calculations of the net asset value per share and the daily income of each Portfolio shall be made at the time or times described from time to time in the Fund’s currently effective prospectus related to each such Portfolio.

9.                                      Records

The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-1 and 31a- 2 thereunder.  All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the Securities and Exchange Commission.  The Custodian shall, at the Fund’s request, supply the Fund with a tabulation of securities owned by each Portfolio and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

10.                               Opinion of Fund’s Independent Accountant

The Custodian shall take all reasonable action, as the Fund on behalf of each applicable Portfolio may from time to time request, to obtain from year to year favorable opinions from the Fund’s independent accountants with respect to its activities hereunder in connection with the preparation of the Fund’s Form N-1A, and Form N-SAR or other reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

11.                               Reports to Fund by Independent Public Accountants

The Custodian shall promptly provide the Fund, on behalf of each of the Portfolios at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System or the Direct Paper System, relating to the services provided by the Custodian under this Contract; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

12.                               Compensation of Custodian

The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund on behalf of each applicable Portfolio and the Custodian.

13.                               Responsibility of Custodian

So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement.  The Custodian shall exercise the standard of care observed by a professional Custodian engaged in the banking or trust company industry who has professional expertise in financial and securities processing transactions and custody, in carrying out’ the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence.

It shall be entitled to rely on and may act upon advice of Fund counsel on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

The Custodian shall be liable for the acts or omissions of a foreign banking institution appointed pursuant to the provisions of Article 3 to the same extent as set forth in Article 1 hereof with respect to sub-custodians located in the United States and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by paragraph 3.11 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from, or caused by, the direction of or authorization by the Fund to maintain custody or any securities or cash of the Fund in a foreign country including, but not limited to, losses resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism.

If the Fund on behalf of a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Portfolio being liable for the payment of money or incurring liability of some other form, the Fund on behalf of the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

If the Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) for the benefit of a Portfolio including the purchase or sale of foreign exchange or of contracts for foreign exchange or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee’s own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio’s assets to the extent necessary to obtain reimbursement.

14.                               Effective Period, Termination and Amendment

This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Custodian shall not with respect to a Portfolio act under Section 2.10 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees of the Fund has approved the initial use of a particular Securities System by such Portfolio and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Trustees has reviewed the use by such Portfolio of such Securities System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended and that the Custodian shall not with respect to a Portfolio act under Section 2.11 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees has approved the initial use of the Direct Paper System by such Portfolio and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Trustees has reviewed the use by such Portfolio of the Direct Paper System; provided further, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Declaration of Trust, and further provided, that the Fund on behalf of one or more of the Portfolios may at any time by action of its Board of Trustees (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

Upon termination of the Contract, the Fund on behalf of each applicable Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

Termination of this Contract with respect to any given Portfolio shall in no way affect the continued validity of this Contract or the performance thereunder with respect to any other Portfolio.

15.                               Successor Custodian

If a successor custodian for the Fund, or for one or more of the Portfolios shall be appointed by the Board of Trustees of the Fund, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System.

If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Trustees of the Fund, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a “bank” as defined in the Investment Company Act of 1940, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Contract on behalf of each applicable Portfolio and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System.  Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of the vote referred to or of the Board of Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

16.                               Interpretive and Additional Provisions

In connection with the operation of this Contract, the Custodian and the Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract.  Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Declaration of Trust of the Fund.  No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

17.                               Additional Funds

In the event that the Fund establishes one or more series of Shares in addition to The Guardian Park Avenue Fund, The Guardian Baillie Gifford International Fund, The Guardian Investment Quality Bond Fund, The Guardian U.S. Government Fund, The Guardian Tax-

Exempt Fund, The Guardian Cash Management Fund and The Guardian Asset Allocation Fund with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

18.                               Massachusetts Law to Apply

This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

19.                               Severability

If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby.

20.                               Limitations of Liability of the Trustees and Shareholders

A copy of the Declaration of Trust of the Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or Shareholders individually but are binding only upon the assets and property of the Fund.

21.                               Prior Contracts

This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Fund on behalf of each of the Portfolios and the Custodian relating to the custody of the Fund’s assets.

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 31st day of December, 1992.

ATTEST		THE PARK AVENUE PORTFOLIO

/s/	[SIGNATURE ILLEGIBLE]	By: /s/	[SIGNATURE ILLEGIBLE]
	Secretary		Vice President

ATTEST		STATE STREET BANK AND TRUST COMPANY

/s/	Claire E. Rodowicz	By: /s/	[SIGNATURE ILLEGIBLE]
	Assistant Secretary		Senior Vice President

SCHEDULE A

The following foreign banking institutions and foreign securities depositories have been approved by the Board of Trustees of The Park Avenue Portfolio for use as sub-custodians for the Portfolio Funds’ securities and other assets:

FOREIGN CUSTODIANS

Australia	-	Australia and New Zealand Banking Group Ltd.
Austria	-	GiroCredit Bank Aktiengesellschaft der Sparkassen
Belgium	-	Banque Bruxelles Lambert
Denmark	-	Den Danske Bank
Finland	-	Kansallis-Osake-Pankki
France	-	Credit Commercial de France
Germany	-	Berliner Handels-Und Frankfurter Bank
Hong Kong	-	Standard Chartered Bank
Ireland	-	Bank of Ireland
Italy	-	Credito Italiano
Japan	-	Sumitomo Trust and Banking Co. Ltd.
Malaysia	-	Standard Chartered Bank
Mexico	-	Citibank, N.A.
Netherlands	-	Bank Mees & Hope N.V.
New Zealand	-	Westpac Banking Corporation
Norway	-	Christiania Bank og Kreditkasse
Philippines	-	Standard Chartered Bank
Poland	-	Bank Polska Kasa Opieki, S.A.
Portugal	-	Banco Comercial Portugues
Singapore	-	The Development Bank of Singapore Ltd.
Spain	-	Banco Central Hispanoamericano, S.A.
Sweden	-	Skandinaviska Enskilda Banken
Switzerland	-	Union Bank of Switzerland
Thailand	-	Standard Chartered Bank
United Kingdom	-	State Street London Ltd.

FOREIGN DEPOSITORIES

Australia	-	Austraclear Limited
Austria	-	Oesterreichische Kontrollbank AG
Belgium	-	Caisse Interprofessionelle de Depots et de Virements de Titres S.A. Euroclear
Denmark	-	Vaerdipapircentralen, The Danish Securities Center
France	-	Societe Interprofessionelle pour la Compensation des Valeurs Mobilieres, SICOVAM
Germany	-	Deutscher Kassenverein AG, DKV
Italy	-	Monte Titoli, SpA
Luxembourg	-	Centrale de Livraison de Valeurs Mobilieres SA (Cedel)
Mexico	-	Instituto para el Deposito de Valores, INDEVAL
Netherlands	-	Nederlands Centreal Instituut voor Giraal Effectenverkeer
Norway	-	Verdipapirsentralen, The Norwegian Registry of Securities
Poland	-	Centrum Krajowego Depozytu Papierow Wartosciowych
Portugal	-	Central de Valores Mobiliarios
Singapore	-	The Central Depository (Pte) Limited, CDP
Sweden	-	Vardepapperscentralen
Switzerland	-	Schweizerische Effekten-Giro A.G.

Certified:	/s/Joseph A. Caruso	Date:	January 14, 1993
Joseph A. Caruso, Secretary

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EXHIBIT 1

CUSTODIAN AGREEMENT

TO:

Gentlemen:

The undersigned (“State Street”) hereby requests that you (the “Bank”) establish a custody account and a cash account for each State Street client whose account is identified to this Agreement. Each such custody or cash account as applicable will be referred to herein as the “Account” and will be subject to the following terms and conditions:

1.             The Bank shall hold as agent for State Street and shall physically segregate in the Account such cash, bullion, coin, stocks, shares, bonds, debentures, notes and other securities and other property which is delivered to the Bank for that State Street Account (the “Property”).

2.             (a)           Without the prior approval of State Street it will not deposit securities in any securities depository or utilize a clearing agency, incorporated or organized under the laws of a country other than the United States, unless such depository or clearing house operates the central system for handling of securities or equivalent book-entries in that country or operates a transnational system for the central handling of securities or equivalent book-entries.

(b)           When Securities held for an Account are deposited in a securities depository or clearing agency by the Bank, the Bank shall identify on its books as belonging to State Street as agent for such Account, the Securities so deposited.

The Bank represents that either:

3.             (a)           It currently has stockholders’ equity in excess of $200 million (US dollars or the equivalent of US dollars computed in accordance with generally accepted US accounting principles) and will promptly inform State Street in the event that there appears to be a substantial likelihood that its stockholders’ equity will decline below $200 million, or in any event, at such time as its stockholders’ equity in fact declines below $200 million; or

(b)           It is the subject of an exemptive order issued by the United States Securities and Exchange Commission, which such order permits State Street to employ the Bank as a subcustodian, notwithstanding the fact that the Bank’s stockholders’ equity is currently below $200 million or may in the future decline below $200 million due to currency fluctuation.

4.             Upon the written instructions of State Street as permitted by Section 8, the Bank is authorized to pay out cash from the Account and to sell, assign, transfer, deliver or exchange, or to purchase for the Account, any and all stocks, shares, bonds, debentures, notes and other securities (“Securities”), bullion, coin and other property, but only as provided in such written instructions. The Bank shall not be held liable for any act or omission to act on instructions given or purported to be given should there be any error in such instructions.

5.             Unless the Bank receives written instructions of State Street to the contrary, the Bank is authorized:

a.                                       To promptly receive and collect all income and principal with respect to the Property and to credit cash receipts to the Account;

b.                                      To promptly exchange Securities where the exchange is purely ministerial (including, without limitation, the exchange of temporary Securities for those in definitive form and the exchange of warrants, or other documents of entitlement to Securities, for the Securities themselves);

c.                                       To promptly surrender Securities at maturity or when called for redemption upon receiving payment therefor;

d.                                      Whenever notification of a rights entitlement or a fractional interest resulting from a rights issue, stock dividend or stock split is received for the Account and such rights entitlement or fractional interest bears an expiration date, the Bank will endeavor to obtain State Street’s instructions, but should these not be received in time for the Bank to take timely action, the Bank is authorized to sell such rights entitlement or fractional interest and to credit the Account;

e.                                       To hold registered in the name of the nominee of the Bank or its agents such Securities as are ordinarily held in registered form;

f.                                         To execute in State Street’s name for the Account, whenever the Bank deems it appropriate, such ownership and other certificates as may be required to obtain the payment of income from the Property; and

g.                                      To pay or cause to be paid from the Account any and all taxes and levies in the nature of taxes imposed on such assets by any governmental authority, and shall use reasonable efforts to promptly reclaim any foreign withholding tax relating to the Account.

6.             If the Bank shall receive any proxies, notices, reports, or other communications relative to any of the Securities of the Account in connection with tender offers; reorganizations, mergers, consolidations, or similar events which may have an impact upon the issuer thereof, the Bank shall promptly transmit any such communication to State Street by means as will permit State Street to take timely action with respect thereto.

7.             The Bank is authorized in its discretion to appoint brokers and agents in connection with the Bank’s handling of transactions relating to the Property provided that any such appointment shall not relieve the Bank of any of its responsibilities or liabilities hereunder.

8.             Written instructions shall include (i) instructions in writing signed by such persons as are designated in writing by State Street (ii) telex or tested telex instructions of State Street, (iii) other forms of instruction in computer readable form as shall be customarily utilized

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for the transmission of like information and (iv) such other forms of communication as from time to time shall be agreed upon by State Street and the Bank.

9.             The Bank shall supply periodic reports with respect to the safekeeping of assets held by it under this Agreement. The content of such reports shall include but not be limited to any transfer to or from any Account held by the Bank hereunder and such other information as State Street may reasonably request.

10.           In addition to its obligations under Section 2 hereof, the Bank shall maintain such other records as may be necessary to identify the assets hereunder as belonging to each State Street client identified to this Agreement from time to time.

11.           The Bank agrees that its books and records relating to its actions under this Agreement shall be opened to the physical, on-premises inspection and audit at reasonable times by officers of, auditors employed by or other representatives of State Street (including to the extent permitted under                         law the independent public accountants for any entity whose Property is being held hereunder) and shall be retained for such period as shall be agreed by State Street and the Bank.

12.           The Bank shall be entitled to reasonable compensation for its services and expenses as custodian under this Agreement, as agreed upon from time to time by the Bank and State Street.

13.           The Bank shall exercise reasonable care in the performance of its duties as are set forth or contemplated herein or contained in instructions given to the Bank which are not contrary to this Agreement, and shall maintain adequate insurance and agrees to indemnify and hold State Street and each Account from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Bank’s’ performance of its obligations hereunder.

14.           The Bank agrees that (i) the Property is not subject to any right, charge, security interest, lien or claim of any kind in favor of the Bank or any of its agents or its creditors except a claim of payment for their safe custody and administration and (ii) the beneficial ownership of the Property shall be freely transferable without the payment of money or other value other than for safe custody or administration.

15.           This Agreement may be terminated by the Bank or State Street by at least 60 days’ written notice to the other, sent by registered mail or express courier. The Bank, upon the date this Agreement terminates pursuant to notice which has been given in a timely fashion, shall deliver the Property in accordance with written instructions of State Street specifying the name(s) of the person(s) to whom the Property shall be delivered.

16.           The Bank and State Street shall each use its best efforts to maintain the confidentiality of the Property in each Account, subject, however, to the provisions of any laws requiring the disclosure of the Property.

17.           The Bank agrees to follow such Operating Requirements as State Street may require from time to time. A copy of the current State Street Operating Requirements is attached as an exhibit to this Agreement.

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18.           Unless otherwise specified in this Agreement, all notices with respect to matters contemplated by this Agreement shall be deemed duly given when received in writing or by tested telex by the Bank or State Street at their respective addresses set forth below, or at such other address as specified in each case in a notice similarly given:

To State Street:	Global Custody Services Division
STATE STREET BANK AND TRUST COMPANY
P.O. Box 470
Boston, Massachusetts 02102

To the Bank:

19.           This Agreement shall be governed by and construed in accordance with the laws of                                      .

Please acknowledge your agreement to the foregoing by executing a copy of this letter.

Very truly yours,

STATE STREET BANK AND TRUST
COMPANY

By

Agreed to by:

By

Date

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EXHIBIT 1

CUSTODIAN AGREEMENT

TO:

Gentlemen:

The undersigned (“State Street”) hereby requests that you (the “Bank”) establish a custody account and a cash account for each State Street client whose account is identified to this Agreement. Each such custody or cash account as applicable will be referred to herein as the “Account” and will be subject to the following terms and conditions:

1.             The Bank shall hold as agent for State Street and shall physically segregate in the Account such cash, bullion, coin, stocks, shares, bonds, debentures, notes and other securities and other property which is delivered to the Bank for that State Street Account (the “Property”).

2.             (a)           Without the prior approval of State Street it will not deposit securities in any securities depository or utilize a clearing agency, incorporated or organized under the laws of a country other than the United States, unless such depository or clearing house operates the central system for handling of securities or equivalent book-entries in that country or operates a transnational system for the central handling of securities or equivalent book-entries.

(b)           When Securities held for an Account are deposited in a securities depository or clearing agency by the Bank, the Bank shall identify on its books as belonging to State Street as agent for such Account, the Securities so deposited.

The Bank represents that either:

3.             (a)           It currently has stockholders’ equity in excess of $200 million (US dollars or the equivalent of US dollars computed in accordance with generally accepted US accounting principles) and will promptly inform State Street in the event that there appears to be a substantial likelihood that its stockholders’ equity will decline below $200 million, or in any event, at such time as its stockholders’ equity in fact declines below $200 million; or

(b)           It is the subject of an exemptive order issued by the United States Securities and Exchange Commission, which such order permits State Street to employ the Bank as a subcustodian, notwithstanding the fact that the Bank’s stockholders’ equity is currently below $200 million or may in the future decline below $200 million due to currency fluctuation.

4.             Upon the written instructions of State Street as permitted by Section 8, the Bank is authorized to pay out cash from the Account and to sell, assign, transfer, deliver or exchange, or to purchase for the Account, any and all stocks, shares, bonds, debentures, notes and other securities (“Securities”), bullion, coin and other property, but only as provided in such written instructions. The Bank shall not be held liable for any act or omission to act on instructions given or purported to be given should there be any error in such instructions.

5.             Unless the Bank receives written instructions of State Street to the contrary, the Bank is authorized:

a.                                       To promptly receive and collect all income and principal with respect to the Property and to credit cash receipts to the Account;

b.                                      To promptly exchange Securities where the exchange is purely ministerial (including, without limitation, the exchange of temporary Securities for those in definitive form and the exchange of warrants, or other documents of entitlement to Securities, for the Securities themselves);

c.                                       To promptly surrender Securities at maturity or when called for redemption upon receiving payment therefor;

d.                                      Whenever notification of a rights entitlement or a fractional interest resulting from a rights issue, stock dividend or stock split is received for the Account and such rights entitlement or fractional interest bears an expiration date, the Bank will endeavor to obtain State Street’s instructions, but should these not be received in time for the Bank to take timely action, the Bank is authorized to sell such rights entitlement or fractional interest and to credit the Account;

e.                                       To hold registered in the name of the nominee of the Bank or its agents such Securities as are ordinarily held in registered form;

f.                                         To execute in State Street’s name for the Account, whenever the Bank deems it appropriate, such ownership and other certificates as may be required to obtain the payment of income from the Property; and

g.                                      To pay or cause to be paid from the Account any and all taxes and levies in the nature of taxes imposed on such assets by any governmental authority, and shall use reasonable efforts to promptly reclaim any foreign withholding tax relating to the Account.

6.             If the Bank shall receive any proxies, notices, reports, or other communications relative to any of the Securities of the Account in connection with tender offers; reorganizations, mergers, consolidations, or similar events which may have an impact upon the issuer thereof, the Bank shall promptly transmit any such communication to State Street by means as will permit State Street to take timely action with respect thereto.

7.             The Bank is authorized in its discretion to appoint brokers and agents in connection with the Bank’s handling of transactions relating to the Property provided that any such appointment shall not relieve the Bank of any of its responsibilities or liabilities hereunder.

8.             Written instructions shall include (i) instructions in writing signed by such persons as are designated in writing by State Street (ii) telex or tested telex instructions of State Street, (iii) other forms of instruction in computer readable form as shall be customarily utilized

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for the transmission of like information and (iv) such other forms of communication as from time to time shall be agreed upon by State Street and the Bank.

9.             The Bank shall supply periodic reports with respect to the safekeeping of assets held by it under this Agreement. The content of such reports shall include but not be limited to any transfer to or from any Account held by the Bank hereunder and such other information as State Street may reasonably request.

10.           In addition to its obligations under Section 2 hereof, the Bank shall maintain such other records as may be necessary to identify the assets hereunder as belonging to each State Street client identified to this Agreement from time to time.

11.           The Bank agrees that its books and records relating to its actions under this Agreement shall be opened to the physical, on-premises inspection and audit at reasonable times by officers of, auditors employed by or other representatives of State Street (including to the extent permitted under                         law the independent public accountants for any entity whose Property is being held hereunder) and shall be retained for such period as shall be agreed by State Street and the Bank.

12.           The Bank shall be entitled to reasonable compensation for its services and expenses as custodian under this Agreement, as agreed upon from time to time by the Bank and State Street.

13.           The Bank shall exercise reasonable care in the performance of its duties as are set forth or contemplated herein or contained in instructions given to the Bank which are not contrary to this Agreement, and shall maintain adequate insurance and agrees to indemnify and hold State Street and each Account from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Bank’s performance of its obligations hereunder.

14.           The Bank agrees that (i) the Property is not subject to any right, charge, security interest, lien or claim of any kind in favor of the Bank or any of its agents or its creditors except a claim of payment for their safe custody and administration and (ii) the beneficial ownership of the Property shall be freely transferable without the payment of money or other value other than for safe custody or administration.

15.           This Agreement may be terminated by the Bank or State Street by at least 60 days’ written notice to the other, sent by registered mail or express courier. The Bank, upon the date this Agreement terminates pursuant to notice which has been given in a timely fashion, shall deliver the Property in accordance with written instructions of State Street specifying the name(s) of the person(s) to whom the Property shall be delivered.

16.           The Bank and State Street shall each use its best efforts to maintain the confidentiality of the Property in each Account, subject, however, to the provisions of any laws requiring the disclosure of the Property.

17.           The Bank agrees to follow such Operating Requirements as State Street may require from time to time. A copy of the current State Street Operating Requirements is attached as an exhibit to this Agreement.

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18.           Unless otherwise specified in this Agreement, all notices with respect to matters contemplated by this Agreement shall be deemed duly given when received in writing or by tested telex by the Bank or State Street at their respective addresses set forth below, or at such other address as specified in each case in a notice similarly given:

To State Street:	Global Custody Services Division
STATE STREET BANK AND TRUST COMPANY
P.O. Box 470
Boston, Massachusetts 02102

To the Bank:

19.           This Agreement shall be governed by and construed in accordance with the laws of                                      .

Please acknowledge your agreement to the foregoing by executing a copy of this letter.

Very truly yours,

STATE STREET BANK AND TRUST
COMPANY

By

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AMENDMENT TO CUSTODIAN CONTRACT

Amendment dated August 9, 2006 to the Custodian Contract dated December 31, 1992, as amended (the “Agreement”), by and between State Street Bank and Trust Company (the “Custodian”) and The Park Avenue Portfolio (the “Fund”) on behalf of each of its series listed on Appendix A (each, a “Portfolio”).

WHEREAS, the Fund and the Custodian wish to amend certain provisions of the Agreement regarding the establishment by the Custodian of segregated accounts;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the Custodian and the Fund hereby amend the Agreement, pursuant to the terms thereof, as follows:

I.                                         Clause (iv) of Section 2.11 (entitled “Segregated Account”) is amended and replaced as follows:

(iv) for any other purpose upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio.

II.            Except as specifically superseded or modified herein, the terms and provisions of the Agreement shall continue to apply with full force and effect. In the event of any conflict between the terms of the Agreement prior to this Amendment and this Amendment, the terms of this Amendment shall prevail.

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and on its behalf by its duly authorized representative under seal as of the date first above written.

THE PARK AVENUE PORTFOLIO
On Behalf of its Portfolios Listed on Appendix A

By:	/s/ THOMAS G. SORELL
Thomas G. Sorell
President

STATE STREET BANK AND TRUST COMPANY

By:	/s/ JOSEPH L. HOOLEY
Joseph L. Hooley
Executive Vice President

Appendix A

To

CUSTODIAN CONTRACT BETWEEN

THE PARK AVENUE PORTFOLIO

AND

STATE STREET BANK AND TRUST COMPANY

DATED DECEMBER 31, 1992

The Portfolios of The Park Avenue Portfolio

The Guardian Park Avenue Fund

The Guardian Asset Allocation Fund

The Guardian Park Avenue Small Cap Fund

The Guardian S&P 500 Index Fund

The Guardian Baillie Gifford International Fund

The Guardian Baillie Gifford Emerging Markets Fund

The Guardian Investment Quality Bond Fund

The Guardian High Yield Bond Fund

The Guardian Tax-Exempt Fund

The Guardian Cash Management Fund

The Guardian UBS Small Cap Value Fund

The Guardian UBS Large Cap Value Fund

The Guardian Low Duration Bond Fund

AMENDMENT TO CUSTODIAN CONTRACT

Amendment dated February 9, 2006, to the Custodian Contract, dated December 31, 1992, as amended, by and between State Street Bank and Trust Company (the “Custodian”) and The Park Avenue Portfolio (the “Fund”) on behalf of each of its series on Appendix A (each, a “Portfolio”), (the “Agreement”).

WHEREAS, the Fund and the Custodian wish to amend certain provisions of the Agreement to (a) allow for delivery out of margin in connection with trading in futures and options on futures contracts entered into by the Fund on behalf of a Portfolio, and (b) amend the provisions for Proper Instructions.

In consideration of the promises and covenants contained herein, the Custodian and the Fund hereby agree to amend the Agreement as described below:

I.                                         New Section 2.2(15) is hereby added and existing Section 2.2(15) is hereby amended and renumbered Section 2.2(16) as set forth below:

[Section] 2.2 Delivery of Securities

(15)                            For delivery of initial or variation margin in connection with trading in futures and options on futures contracts entered into by the Fund on behalf of a Portfolio;

(16)                            For any other purpose, but only upon receipt of Proper Instructions from the Fund, on behalf of the applicable Portfolio, specifying the securities of the Portfolio to be delivered and naming the person or persons to whom delivery of such securities shall be made.

II.                                     New Section 2.7(7) is hereby added and existing Section 2.7(7) is hereby amended and renumbered Section 2.7(8) as set forth below:

[Section] 2.7 Payment of Fund Monies

(7)                                  For the payment of initial or variation margin in connection with trading in futures and options on futures contracts entered into by the Fund on behalf of a Portfolio;

(8)                                For any other purpose, but only upon receipt of Proper Instructions from the Fund, on behalf of the applicable Portfolio, specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

III.           Section 5 is amended and replaced as follows:

[Section] 5. Proper Instructions

“Proper Instructions”, which may also be standing instructions, as used throughout this Contract shall mean instructions received by the Custodian from the Fund, the Fund’s investment manager or subadvisor, as duly authorized by the Fund. Such instructions may be in writing signed by the authorized person or persons or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed to from time to time by the Custodian and the person or entity giving such instructions, provided that the Fund has followed any security procedures agreed to from time to time by the Fund and the Custodian, including, but not limited to, the security procedures selected by the Fund in the Funds Transfer Addendum to this Contract. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed promptly in writing. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any multi-party agreement, which requires a segregated asset account in accordance with Section 2.11 of this Contract. The Fund or the Fund’s investment manager shall cause its duly authorized officer to certify to the Custodian in writing the names and specimen signatures of persons authorized to give Proper Instructions. The Custodian shall be entitled to rely upon the identity and authority of such persons until it receives notice from the Fund to the contrary.

IV.           Except as specifically superseded or modified herein, the terms and provisions of the Agreement shall continue to apply with full force and effect. In the event of any conflict between the terms of the Agreement prior to this amendment and this amendment, the terms of this amendment shall prevail.

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and on its behalf by its duly authorized representative as of the date written above.

THE PARK AVENUE PORTFOLIO
On Behalf of Its Portfolios on
Appendix A Attached

By:	/s/ FRANK L. PEPE
Name:	Frank L. Pepe
Title:	Vice President and Treasurer

STATE STREET BANK AND TRUST COMPANY

By:	/s/ JOSEPH L. HOOLEY
Name:	Joseph L. Hooley
Title:	Executive Vice President

Appendix A

To

CUSTODIAN CONTRACT BETWEEN

THE PARK AVENUE PORTFOLIO

AND

STATE STREET BANK AND TRUST COMPANY

DATED DECEMBER 31, 1992

The Portfolios of The Park Avenue Portfolio

The Guardian Park Avenue Fund

The Guardian Asset Allocation Fund

The Guardian Park Avenue Small Cap Fund

The Guardian S&P 500 Index Fund

The Guardian Baillie Gifford International Fund

The Guardian Baillie Gifford Emerging Markets Fund

The Guardian Investment Quality Bond Fund

The Guardian High Yield Bond Fund

The Guardian Tax-Exempt Fund

The Guardian Cash Management Fund

GUARDIAN

State Street Bank and Trust Company

Lafayette Corporate Center

Legal Division LCC/2S

2 Avenue de Lafayette

Boston, MA 02111

Re:  The Park Avenue Portfolio

Ladies and Gentlemen:

This is to advise you that The Park Avenue Portfolio (“the Fund”) has established a new series of shares to be known as The Guardian Low Duration Bond Fund. In accordance with the Additional Funds provision of Section 17 of the Custodian Contract, dated as of December 31, 1992, between the Fund and State Street Bank and Trust Company, by this letter the Fund hereby requests that you act as Custodian for the new series under the terms of the aforementioned contract.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one copy for your records.

Sincerely,

THE PARK AVENUE PORTFOLIO
on behalf of:
The Guardian Low Duration Bond Fund

		By:	/s/ FRANK L. PEPE
Name: Frank L. Pepe
Title: Sr. Vice President/Controller, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ JOSEPH L. HOOLEY
Name:	Joseph L. Hooley
Title:	Executive Vice President	Effective Date: August 1, 2003

GUARDIAN

State Street Bank and Trust Company

Lafayette Corporate Center

Legal Division LCC/2S

2 Avenue de Lafayette

Boston, MA 02111

Re:  The Park Avenue Portfolio

Ladies and Gentlemen:

This is to advise you that The Park Avenue Portfolio (“the Fund”) has established two new series of shares to be known as The Guardian UBS Small Cap Value Fund and The Guardian UBS Large Cap Value Fund. In accordance with the Additional Funds provision of Section 17 of the Custodian Contract, dated as of December 31, 1992, between the Fund and State Street Bank and Trust Company, by this letter the Fund hereby requests that you act as Custodian for the new series under the terms of the aforementioned contract.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one copy for your records.

Sincerely,

THE PARK AVENUE PORTFOLIO
on behalf of:
The Guardian UBS Small Cap Value Fund
The Guardian UBS Large Cap Value Fund

		By:	/s/ FRANK L. PEPE
		Name:	Frank L. Pepe
		Title:	Sr. Vice President & Controller, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ JOSEPH L. HOOLEY
Name:	Joseph L. Hooley
Title:	Executive Vice President		Effective Date: February 3, 2003

AMENDMENT TO CUSTODIAN CONTRACT

This Amendment to Custodian Contract is made as of June 29, 2001 by and between The Park Avenue Portfolio (the “Fund”) and State Street Bank and Trust Company (the “Custodian”). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of December 31, 1992 (as amended, modified or supplemented and in effect from time to time, the “Contract”);

WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made ten series, The Guardian Park Avenue Fund, The Guardian Park Avenue Small Cap Fund, The Guardian Asset Allocation Fund, The Guardian S&P 500 Index Fund, The Guardian Baillie Gifford International Fund, The Guardian Baillie Gifford Emerging Markets Fund, The Guardian Investment Quality Bond Fund, The Guardian High Yield Bond Fund, The Guardian Tax-Exempt Fund and The Guardian Cash Management Fund subject to the Contract (each such series, together with all other series subsequently established by the Fund and made subject to the Contract in accordance with the terms thereof, shall be referred to as a “Portfolio” and collectively, as the “Portfolios”);

WHEREAS, the Fund and the Custodian entered into an Amendment to Custodian Contract dated as of September 22, 1998 (the “1998 Amendment”) to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 (“Rule 17f-5”) promulgated under the Investment Company Act of 1940, as amended (the “1940 Act”) and amend and restate certain other provisions of the Contract relating to the custody of assets of the Portfolios held outside the United States; and

WHEREAS, the Fund and the Custodian desire to further amend the Contract to reflect further revisions to Rule 17f-5 and the adoption of Rule 17f-7 (“Rule 17f-7”) promulgated under the 1940 Act, and to amend and restate certain other provisions of the Contract relating to the custody of assets of the Portfolios held outside the United States.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I.                                         Article 3 of the Contract is hereby deleted and replaced in its entirety by Article 3 set forth below and Article 4 of the Contract is hereby deleted and replaced in its entirety by Article 4 set forth below.

ARTICLE 3.  Provisions Relating to Rules 17f-5 and 17f-7

3.1.  Definitions.  Capitalized terms in this Agreement shall have the following meanings:

“Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country’s political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

“Eligible Foreign Custodian” has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the “SEC”)), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

“Eligible Securities Depository” has the meaning set forth in section (b)(1) of Rule 17f-7.

“Foreign Assets” means any of the Portfolios’ investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios’ transactions in such investments.

“Foreign Custody Manager” has the meaning set forth in section (a)(3) of Rule 17f-5.

3.2.  The Custodian as Foreign Custody Manager.

3.2.1                     Delegation to the Custodian as Foreign Custody Manager. The Fund, by resolution adopted by its Board of Directors (the “Board”), hereby delegates to the Custodian, in accordance with and subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

3.2.2                     Countries Covered.  The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on

2

behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Forty-five (45) days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian’s acceptance of delegation is withdrawn.

3.2.3  Scope of Delegated Responsibilities:

(a)                                  Selection of Eligible Foreign Custodians. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets including, without limitation, the factors specified in Rule 17f-5(c)(1).

(b)                                  Contracts With Eligible Foreign Custodians.  The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

(c)                                  Monitoring.  In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall, in accordance with Rule 17f-5(c)(3)(i), establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

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3.2.4  Guidelines for the Exercise of Delegated Authority.  For purposes of this Contract, the Foreign Custody Manager shall have no responsibility for such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

3.2.5  Reporting Requirements.  The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board (or at the Board’s delegation(s), the Portfolios’ respective duly-authorized investment manager(s) or investment adviser(s) (hereinafter sometimes referred to as the “Adviser”)) an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board (or at the Board’s delegation(s), the Adviser(s)) of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change.

3.2.6  Standard of Care as Foreign Custody Manager of a Portfolio.  In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

3.2.7  Representations with Respect to Rule 17f-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.

3.2.8  Effective Date and Termination of the Custodian as Foreign Custody Manager. The Board’s delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective forty-five (45) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

3.3                               Eligible Securities Depositories.

3.3.1 Analysis and Monitoring. The Custodian shall (a) provide the Fund (or the Adviser(s)) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto (as such Schedule B may be amended by the Custodian from time to time) in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or the Adviser(s)) of any material change in such risks, in accordance with section (a)(l)(i)(B) of Rule 17f-7.

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3.3.2  Standard of Care.  The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

ARTICLE 4.  Duties of the Custodian with Respect to Property of the Portfolios Held Outside the United States.

4.1  Definitions.  Capitalized terms in this Article 4 shall have the following meanings:

“Foreign Securities System” means an Eligible Securities Depository listed on Schedule B hereto.

“Foreign Sub-Custodian” means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2.  Holding Securities. The Custodian shall identify on its books as belonging to the Fund, for the account of the applicable Portfolio, the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of a Portfolio which are maintained in such account shall identify those securities as belonging to such Portfolio and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3.  Foreign Securities Systems. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.4.  Transactions in Foreign Custody Account.

4.4.1.   Delivery of Foreign Assets. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(i)                                     Upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

(ii)                                  In connection with any repurchase agreement related to foreign securities;

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(iii)                               To the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

(iv)                              To the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

(v)                                 To the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

(vi)                              To brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such foreign securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian’s own negligence or willful misconduct;

(vii)                           For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the foreign securities of the issuer of such foreign securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

(viii)                        In the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

(ix)                                For delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

(x)                                   In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(xi)                                In connection with the lending of Foreign Assets; and

(xii)                             For any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered, setting forth the purpose for which such delivery is to be made, and naming the person or persons to whom delivery of such securities shall be made.

4.4.2.  Payment of Portfolio Monies.  Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

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(i)                                     Upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

(ii)                                  In connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

(iii)                               For the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

(v)                               For the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

(v)                                 In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(vi)                              For payment of part or all of the dividends received in respect of securities sold short;

(vii)                           In connection with the borrowing or lending of Foreign Assets; and

(viii)                        For any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment, setting forth the purpose of such payment, and naming the person or persons to whom such payment is to be made.

4.4.3.  Market Conditions.  Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures generally acceptable to Institutional Clients in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer. For purposes of this Contract, the term “Institutional Clients” shall mean U.S. registered investment companies or major U.S. commercial banks, insurance companies, pension funds or substantially similar financial institutions which, as a part of their ordinary business operations, purchase or sell securities and make use of global custody services.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on

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Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

4.5.  Registration of Foreign Securities. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6  Bank Accounts.  The Custodian shall identify on its books as belonging to the Fund, for the account of the applicable Portfolio, cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of such Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Contract to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

4.7.  Collection of Income.  The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8  Shareholder Rights. With respect to the foreign securities held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9.  Communications Relating to Foreign Securities.  The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to

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materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10.  Liability of Foreign Sub-Custodians.

Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian’s performance of such obligations. At the Fund’s election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11.  Tax Law.

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than the United States, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

4.12.  Liability of Custodian.

Except as may arise from the Custodian’s own negligence or willful misconduct or the negligence or willful misconduct of a Foreign Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim

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resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

II.                                     Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

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SIGNATURE PAGE

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

WITNESSED BY:	STATE STREET BANK AND TRUST COMPANY

/s/ STEPHANIE L. POSTER	By:	/s/ JOSEPH L. HOOLEY
Stephanie L. Poster Vice President		Joseph L. Hooley, Executive Vice President

WITNESSED BY:	THE PARK AVENUE PORTFOLIO

/s/ LORI E. BOSTROM	By:	/s/ FRANK J. JONES
Lori E. Bostrom Senior Counsel		Frank J. Jones

SCHEDULE A

STATE STREET
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS

Country                                       Subcustodian

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SCHEDULE B

STATE STREET
GLOBAL CUSTODY NETWORK
DEPOSITORIES OPERATING IN NETWORK MARKETS

Country                                       Subcustodian

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SCHEDULE C

MARKET INFORMATION

Publication/Type of Information (scheduled frequency)	Brief Description

The Guide to Custody in World Markets (hardcopy annually and regular website updates)	An overview of settlement and safekeeping procedures, custody practices and foreign investor considerations for the markets in which State Street offers custodial services.

Global Custody Network Review (annually)

Information relating to Foreign Sub-Custodians in State Street’s Global Custody Network. The Review stands as an integral part of the materials that State Street provides to its U.S. mutual fund clients to assist them in complying with SEC Rule 17f-5. The Review also gives insight into State Street’s market expansion and Foreign Sub-Custodian selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign Sub-Custodian banks.

Securities Depository Review (annually)

Custody risk analyses of the Foreign Securities Depositories presently operating in Network markets. This publication is an integral part of the materials that State Street provides to its U.S. mutual fund clients to meet informational obligations created by SEC Rule 17f-7.

Global Legal Survey (annually)

With respect to each market in which State Street offers custodial service, opinions relating to whether local law restricts (i) access of a fund’s independent public accountants to books and records of a Foreign Sub-Custodian or Foreign Securities System, (ii) a fund’s ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities System, (iii) a fund’s ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements (annually)	Copies of the contracts that State Street has entered into with each Foreign Sub-Custodian that maintains U.S. mutual fund assets in the markets in which State Street offers custodial services.

Global market Bulletin (daily or as necessary)

Information on changing settlement and custody conditions in markets where State Street offers custodial services.  Includes changes in market and tax regulations, depository developments, dematerialization information, as well as other market changes that may impact State Street’s clients.

Foreign Custody Advisories (as necessary)

For those markets where State Street offers custodial services that exhibit special risks or infrastructure impacting custody, State Street issues market advisories to highlight those unique market factors which might impact our ability to offer recognized custody service levels.

Material Change Notices (presently on a quarterly basis or as otherwise necessary)

Information letters and accompanying materials confirming State Street’s foreign custody arrangements, including a summary of material changes with Foreign Sub-Custodians that have occurred during the previous quarter.  The notices also identify any material changes in the custodial risks associated with maintaining assets with Foreign Securities Depositories.

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AMENDMENT TO CUSTODIAN CONTRACT

This Amendment to the Custodian Contract is made as of September 22, 1998 by and between The Park Avenue Portfolio (the “Fund”) and State Street Bank and Trust Company (the “Custodian”).  Capitalized terms used in this Amendment without definition shall have the respective meaning given to such terms in the Custodian Contract referred to below.

WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of December 31, 1992 (as amended and in effect from time to time, the “Contract”); and

WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made The Guardian Asset Allocation Fund, The Guardian Baillie Gifford International Fund, The Guardian Baillie Gifford Emerging Markets Fund, The Guardian Cash Management Fund, The Guardian High Yield Bond, The Guardian Investment Quality Bond Fund, The Guardian Park Avenue Fund, The Guardian Park Avenue Small Cap Fund, and The Guardian Park Avenue Tax-Exempt Fund subject to the Contract (each such series, together with all other series subsequently established by the Fund and made subject to the Contract in accordance with the terms thereof, shall be referred to as a “Portfolio”, and, collectively, the “Portfolios”); and

WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 (“Rule 17f-5”) promulgated under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of each of the Portfolios held outside of the United States.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms hereof, as follows:

I.                                         Article 3 of the Contract is hereby deleted, and Articles 4 through 21 of the Contract are hereby renumbered, as of the effective date of this Amendment, as Articles 5 through 22, respectively.

II.                                     New Articles 3 and 4 of the Contract are hereby added, as of the effective date of this Amendment, as set forth below.

3.                                      The Custodian as Foreign Custody Manager.

3.1.                            Definitions.

Capitalized terms in this Article 3 shall have the following meanings:

“Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country’s political environment; economic and financial infrastructure (including any Mandatory Securities Depositories operating in the country); prevailing or developing custody and settlement practices; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

“Eligible Foreign Custodian” has the meaning set forth in section (a)(1) of Rule 17f-5, including without limitation a majority-owned, direct or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the “SEC”)), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act, except that the term does not include Mandatory Securities Depositories.

“Foreign Assets” means any of the Portfolios’ investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios transactions in such investments.

“Foreign Custody Manager” has the meaning set forth in section (a)(2) of Rule 17f-5.

“Mandatory Securities Depository” means a foreign securities depository or clearing agency that, either as a legal or practical matter, must be used if the Fund determines to place Foreign Assets in a country outside the United States (i) because required by law or regulation; (ii) because securities cannot be withdrawn from such foreign securities depository or clearing agency; or (iii) because maintaining or effecting trades in securities outside the foreign securities depository or clearing agency is not consistent with prevailing or developing custodial or market practices.

3.2.                            Delegation to the Custodian as Foreign Custody Manager.

The Fund, by resolution adopted by its Board of Trustees (the “Board”), hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Article 3 with respect to Foreign Assets held outside the United States, and the Custodian hereby accepts such delegation, as Foreign Custody Manager of each Portfolio.

3.3.                            Countries Covered.

The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of each Portfolio, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. Mandatory Securities Depositories are listed on Schedule B to this Contract, which Schedule B may be

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amended from time to time by the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedules A and B in accordance with Section 3.7 of this Article 3.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account, or to place or maintain Foreign Assets, in a country listed on Schedule A, and the fulfillment by the Fund of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolio with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period as to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility as Foreign Custody Manager to a Portfolio with respect to the country as to which the Custodian’s acceptance of delegation is withdrawn.

3.4.                            Scope of Delegated Responsibilities.

3.4.1.                  Selection of Eligible Foreign Custodians.

Subject to the provisions of this Article 3, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time.

In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

3.4.2.                  Contracts With Eligible Foreign Custodians.

The Foreign Custody Manager shall determine that the contract (or the rules or established practices or procedures in the case of an Eligible Foreign Custodian that is a foreign securities depository or clearing agency) governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

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3.4.3.                  Monitoring.

In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian (or the rules or established practices and procedures in the case of an Eligible Foreign Custodian selected by the Foreign Custody Manager which is a foreign securities depository or clearing agency that is not a Mandatory Securities Depository). In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.7 hereunder.

3.5.                            Guidelines for the Exercise of Delegated Authority.

The Fund, on behalf of the Portfolios, and the Custodian each expressly acknowledge (i) that the Foreign Custody Manager shall not be delegated any responsibilities under this Article 3 with respect to Mandatory Securities Depositories; and (ii) the Custodian shall not be delegated and does not accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of a Portfolio .

3.6.                            Standard of Care as Foreign Custody Manager of a Portfolio.

In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

3.7.                            Reporting Requirements.

The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board amended Schedules A or B at the end of the calendar quarter in which an amendment to either Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Article 3 reasonably promptly after the occurrence of the material change.

3.8.                            Representations with Respect to Rule 17f-5.

The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5.

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The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of each Portfolio.

3.9.                            Effective Date and Termination of the Custodian as Foreign Custody Manager.

The Board’s delegation to the Custodian as Foreign Custody Manager of a Portfolio shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty days after receipt by the non-terminating party of such notice except that the Fund may terminate delegation immediately in the event that the Foreign Custody Manager no longer meets the definition of a U.S. Bank set forth in Rule 17f-5(a)(7). The provisions of Section 3.3 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Fund with respect to designated countries.

4.                                      Duties of the Custodian with Respect to Property of the Portfolios Held Outside the United States.

4.1                               Definitions.

Capitalized terms in this Article 4 shall have the following meanings:

“Foreign Securities System” means either a clearing agency or a securities depository listed on Schedule A hereto or a Mandatory Securities Depository listed on Schedule B hereto.

“Foreign Sub-Custodian” means a foreign banking institution serving as an Eligible Foreign Custodian.

“Institutional Clients” means U.S. registered investment companies or major U.S. based commercial banks, insurance companies, pension funds or substantially similar institutions which, as a part of their ordinary business operations, purchase or sell securities and make use of global custody services.

4.2.                            Holding Securities.

The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

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4.3.                            Foreign Securities Systems.

Foreign securities shall be maintained in a Foreign Securities System in a designated country only through arrangements implemented by the Foreign Sub-Custodian in such country pursuant to the terms of this Contract.

4.4.                            Transactions in Foreign Custody Account.

4.4.1. Delivery of Foreign Assets.

The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of a Portfolio held by such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(i)                                     upon the sale of such Foreign Assets for the Portfolio in accordance with commercially reasonable market practice in the country where such Foreign Assets are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

(ii)                                  in connection with any repurchase agreement related to foreign securities;

(iii)                               to the depository agent in connection with tender or other similar offers for Foreign Assets of the Portfolio;

(iv)                              to the issuer thereof or its agent when such Foreign Assets are called, redeemed, retired or otherwise become payable;

(v)                                 to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

(vi)                              to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom generally accepted by Institutional Clients; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian’s own negligence or willful misconduct;

(vii)                           for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of

6

such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

(viii)                        in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

(ix)                                for delivery as security in connection with any borrowing by the Fund requiring a pledge of assets by the Portfolio;

(x)                                   in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(xi)                                in connection with the lending of Foreign Assets; and

(xii)                             for any other proper purpose, but only upon receipt of Proper Instructions specifying the Foreign Assets to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Assets shall be made.

4.4.2.                  Payment of Portfolio Monies.

Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

(i)                                     upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

(ii)                                  in connection with the conversion, exchange or surrender of Foreign Assets of the Portfolio;

(iii)                               for the payment of any expense or liability of the Portfolio including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

(iv)                              for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

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(v)                                 in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(vi)                              in connection with the borrowing or lending of foreign securities; and

(vii)                           for any other proper purpose, but only upon receipt of Proper Instructions specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

4.4.3.                  Market Conditions; Market Information.

Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of a Portfolio and delivery of Foreign Assets maintained for the account of a Portfolio may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs generally accepted by Institutional Clients, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian, including without limitation information relating to Foreign Securities Systems, described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

4.5.                            Registration of Foreign Securities.

The foreign securities maintained in the custody of a Foreign Custodian (other than bearer securities) shall be registered in the name of the Fund (on behalf of the applicable Portfolio) or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of the Fund (on behalf of the applicable Portfolio) under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6.                            Bank Accounts.

The Custodian shall identify on its books as belonging to a Portfolio cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts opened and maintained outside the United States on

8

behalf of a Portfolio with a Foreign Sub-Custodian shall be subject only to draft or order by the Custodian or such Foreign Sub-Custodian, acting pursuant to the terms of this Contract to hold cash received by or from or for the account of the Portfolio.

4.7.                            Collection of Income.

The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which a Portfolio shall be entitled and shall credit such income, as collected, to the Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8.                            Shareholder Rights.

With respect to the foreign securities held under this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9.                            Communications Relating to Foreign Securities.

The Custodian shall transmit promptly to the Fund written information (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith) received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of a Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolio at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10.                     Liability of Foreign Sub-Custodians and Foreign Securities Systems.

Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties and, to the extent possible, to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with such Foreign Sub-Custodian’s performance of such obligations. At the election of the Fund, the Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss,

9

damage, cost, expense, liability or claim if and to the extent that the Fund and any applicable Portfolio has not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11.                     Tax Law.

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of such Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

4.12.                     Liability of Custodian.

Except as may arise from the Custodian’s own negligence or willful misconduct or the negligence or willful misconduct of a Foreign Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is (A) part of Country Risk or (B) part of the “prevailing country risk” of the Fund and the Portfolios, as such term is used in SEC Release Nos. IC-22658; IS-1080 (May 12, 1997) or as such term or other similar terms are now or in the future interpreted by the SEC or by the staff of the Division of Investment Management of the SEC.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities Depository, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Foreign Sub-Custodian has otherwise acted with reasonable care.

III.                                 Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

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IN WITNESS WHERE, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

WITNESSED BY:	STATE STREET BANK AND TRUST COMPANY

/s/ MARC L. PARSONS	By:	/s/ RONALD E. LOGUE
Marc L. Parsons	Name:	Ronald E. Logue
Associate Counsel	Title:	Executive Vice President

WITNESSED BY:	THE PARK AVENUE PORTFOLIO

/s/ LORI E. BOSTROM	By:	/s/ FRANK J. JONES
Name: Lori E. Bostrom	Name:	Frank J. Jones
Title: Counsel, Guardian Life	Title:	President

SCHEDULE A

STATE STREET
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country	Subcustodian	Non-Mandatory Depositories

SCHEDULE B

STATE STREET

GLOBAL CUSTODY NETWORK
MANDATORY* DEPOSITORIES

Country	Mandatory Depositories

SCHEDULE C

MARKET INFORMATION

Publication/Type of Information (scheduled frequency)	Brief Description

The Guide to Custody in World Markets (annually)	An overview of safekeeping and settlement practices in each market in which State Street Bank and Trust Company offers custodial services.

Global Custody Network Review (annually)

Information relating to the operating history and structure of depositories and subcustodians located in the markets in which State Street Bank and Trust Company offers custodial services, including transnational depositories.

Global Legal Survey (annually)

With respect to each market in which State Street Bank and Trust Company offers custodial service, opinions relating to whether local law restricts (i) access of a fund’s independent public accountants to books and records of a Foreign Sub-Custodian or Foreign Securities System, (ii) the Fund’s ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities System, (iii) the Fund’s ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements (annually)

Copies of the subcustodian contracts that State Street Bank and Trust Company has entered into with each subcustodian in the markets in which State Street Bank and Trust Company offers subcustody services to its US mutual fund clients.

Network Bulletins (weekly)	Developments of interest to investors in the markets in which State Street Bank and Trust Company offers custodial services.

Foreign Custody Advisories (as necessary)

With respect to markets in which State Street Bank and Trust Company offers custodial services which exhibit special custody risks, developments which may impact State Street’s ability to delivery expected levels of service.

The Guardian	Guardian Investor
Services Corporation
February 3, 1997	201 Park Avenue South
New York, NY

Ms. Kathleen C. Cuocolo

Senior Vice President

Mutual Fund Services

State Street Bank and Trust Company

P.O. Box 1713

Boston, MA 02105-1713

Dear Kathy:

For your information, management of The Park Avenue Portfolio, Guardian’s family of mutual funds, has deceived to pursue the addition of two new series to PAP: The Guardian Park Avenue Small-Cap Fund and The Guardian Baillie Gifford Emerging Markets Fund.  Pending Board approval, this will increase the number of funds in the PAP family to eight.

It is our intention to offer both funs to the public effective May 1, 1997 and to offer both “A” and “B” share versions of each new fund.

You can expect Frank Pepe and his staff to be in touch with your people in short order to begin making the necessary arrangements to accomplish our new fund introductions.  Obviously, our existing agreement will need to be amended in this regard.  Please communicate with me directly on this latter subject.  Thank you.

Sincerely,

Thomas R. Hickey, Jr.

Vice President, Operations

cc:                                 F. Pepe

R. Belza

T. Muscarella (SSBT)

M. Timcoe (SSBT)

TRH:me

AMENDMENT TO CUSTODIAN CONTRACT

Agreement made by and between State Street Bank and Trust Company (the “Custodian”) and The Park Avenue Portfolio (the “Fund”).

WHEREAS, the Custodian and the Fund are parties to a custodian contract dated December 31, 1992 (the “Custodian Contract”) governing the terms and conditions under which t he Custodian maintains custody of the securities and other assets of the Fund; and

WHEREAS, the Custodian and the Fund desire to amend the terms and conditions under which the Custodian maintains the Fund’s securities and other non-cash property in the custody of certain foreign sub-custodians in conformity with the requirements of Rule 17f-5 under the Investment Company Act of 1940, as amended;

NOW, THEREFORE, in consideration of the premises and covenants contained herein, the Custodian and the Fund amend the Custodian Contract by the addition of the following terms and provisions;

1.             Notwithstanding any provisions to the contrary set forth in the Custodian Contract, the Custodian may hold securities and other non-cash property for all of its customers, including the Fund, with a foreign sub-custodian in a single account that is identified as belonging to the Custodian for the benefit of its customers, provided, however, that (i) the records of the Custodian with respect to securities and other non-cash property belonging to the Fund and (ii) the Custodian shall require that securities and other non-cash property so held by the foreign sub-custodian be held separately from any assets of the foreign sub-custodian or of others.

2.             Except as specifically superseded or modified herein, the terms and provisions of the Custodian Contract shall continue to apply with full force and effect.

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed as a sealed instrument in its name and behalf by its duly authorized representative this         day of December, 1995.

THE PARK AVENUE PORTFOLIO

By:

Title:

STATE STREET BANK AND TRUST COMPANY

By:

Title:

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (“Assignment Agreement”) is entered into as of October 9, 2006, between The Park Avenue Portfolio, a Massachusetts business trust, on behalf of each of its series identified on Appendix A hereto, separately (each, an “Assignor”), and RS Investment Trust, a Massachusetts business trust, on behalf of each of its series identified on Appendix A hereto, separately (each, an “Assignee”).

RECITALS

A.            Assignors and State Street Bank and Trust Company, a Massachusetts trust company (“State Street”), are parties to a certain Custodian Contract dated December 31, 1992, as amended from time to time (including all addenda thereto and any related Fee Schedules, the “Custodian Agreement”), pursuant to which State Street performs custodial and related services on behalf of each Assignor.

B.            Each Assignor and its corresponding Assignee, as designated on Appendix A, is a party to an Agreement and Plan of Reorganization, dated August 15, 2006 (“Agreement and Plan”), pursuant to which each Assignor will transfer all of its assets to its corresponding Assignee in exchange solely for shares of such Assignee and the assumption by the Assignee of identified liabilities of the Assignor (each, a “Reorganization”).  In connection with the transactions contemplated by that certain Agreement and Plan, the parties intend for State Street to provide services to the Assignee pursuant to the Custodian Agreement, all on the terms and conditions set forth in this Assignment Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.             Assignment of Custodian Agreement.  Each Assignor hereby assigns, conveys, and otherwise transfers to the corresponding Assignee all of its rights, benefits, title, and interest in, to, and under the Custodian Agreement; provided, however, that this Agreement shall only be effective upon the Closing Date (as defined in the Agreement and Plan) of the applicable Reorganization.

2.             Acceptance and Assumption of Custodian Agreement.  Each Assignee hereby accepts from the corresponding Assignor the foregoing assignment of Assignor’s rights, title, and interest in, to and under the Custodian Agreement from Assignor and assumes and agrees to pay, perform, and discharge, from and after the Closing Date, any and all terms, obligations, covenants, conditions and provisions applicable to the Assignor under the Custodian Agreement, whenever arising.

3.             Amendments.  No provision of this Assignment Agreement may be amended, modified, or waived except by written agreement duly executed by a duly authorized representative of each of the parties hereto.

4.             Consent.  By its signature below, State Street hereby consents to this assignment and assumption and agrees to be bound by the Custodian Agreement, as assigned, from and after the Closing Date in accordance with the foregoing.

5.             Headings.  The section headings used in this Assignment Agreement are for convenience of reference only and shall not be used or construed to define, interpret, expand, or limit any provision hereof.

6.             Counterparts.  This Assignment Agreement may be executed in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Facsimile signatures may be relied upon as originals.

7.             Governing Law.  This Assignment Agreement shall be governed by, and construed and enforced in accordance with, the internal substantive laws of The Commonwealth of Massachusetts, without giving effect to its conflict of law rules.

8.             Entire Agreement.  This Assignment Agreement, together with the Custodian Agreement and the agreements, documents and instruments executed in connection therewith, represent the entire agreement of the parties with respect to the subject matter hereof and thereof and supersede and cancel any prior oral or written agreement, letter of intent or understanding with respect to such subject matter.

9.             Binding Agreement.  This Assignment Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of each of the parties.

10.           Miscellaneous.  Copies of the Amended and Restated Agreements and Declarations of Trust of The Park Avenue Portfolio and RS Investment Trust (the “Trusts”) are on file with the Secretary of The Commonwealth of Massachusetts and notice is hereby given that this Assignment Agreement is executed on behalf of the Trustees of the Trusts as Trustees, and not individually, and that the obligations arising out of this Assignment Agreement are not binding upon the Trustees, officers, or holders of the Trusts’ shares individually but are binding only upon the assets and property of the series in question.

[Signature Page to Follow]

2

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption Agreement as of the date first set forth above.

ASSIGNOR:

The Park Avenue Portfolio,
on behalf of each of its series
set forth on Appendix A, separately

By:	/s/ JOHN H. WALTER

Name: John H. Walter
Title: Treasurer

ASSIGNEE:

RS Investment Trust,
on behalf of each of its series
set forth on Appendix A, separately

By:	/s/ JAMES E. KLESCEWSKI

Name: James E. Klescewski
Title: Treasurer

AGREED AND ACKNOWLEDGED:

State Street Bank and Trust Company

By:	/s/ JOSEPH L. HOOLEY

Name: Joseph L. Hooley
Title: Executive Vice President

APPENDIX A

TO

ASSIGNMENT AND ASSUMPTION AGREEMENT

Assignors	Assignees

Series of The Park Avenue Portfolio:	Series of RS Investment Trust:

The Guardian Park Avenue Fund	RS Core Equity Fund

The Guardian UBS Large Cap Value Fund	RS Large Cap Value Fund

The Guardian Park Avenue Small Cap Fund	RS Small Cap Core Equity Fund

The Guardian Asset Allocation Fund	RS Asset Allocation Fund

The Guardian S&P 500 Index Fund	RS S&P 500 Index Fund

The Guardian Baillie Gifford International Growth Fund	RS International Growth Fund

The Guardian Baillie Gifford Emerging Markets Fund	RS Emerging Markets Fund

The Guardian Investment Quality Bond Fund	RS Investment Quality Bond Fund

The Guardian Low Duration Bond Fund	RS Low Duration Bond Fund

The Guardian High Yield Bond Fund	RS High Yield Bond Fund

The Guardian Tax-Exempt Fund	RS Tax-Exempt Fund

The Guardian Cash Management Fund	RS Cash Management Fund